UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 05, 2025

CINEMARK HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway
Plano, Texas		75093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 665-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNK	The New York Stock Exchange Texas
Common Stock, par value $0.001 per share	CNK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2025, we announced our financial results for the quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 5, 2025, we announced our financial results for the quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On October 30, 2025, the Board of Directors (the “Board”) of Cinemark Holdings, Inc. (the “Company”) approved a share repurchase program (the “Program”). Under the Program, the Company is authorized to repurchase up to $300 million of its outstanding stock. The Program may be executed from time to time through a combination of open market purchases, privately negotiated transactions, pursuant to a Rule 10b5-1 trading plan, or other means in accordance with federal securities laws. This Program will commence on November 7, 2025, continuing until the authorized repurchase amount is reached, or the Board suspends or terminates the Program, whichever occurs first.

All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow the Company to repurchase shares under pre-set terms at times when it might otherwise be prevented from doing so under insider trading laws or self-imposed blackout periods. Subject to the terms of any 10b5-1 plan, the actual timing, volume and nature of repurchases under the Program will be determined by management at its discretion and will depend on a number of factors, including market conditions, the price of the Company’s stock and other factors as determined by management.

Repurchases under the Program will be funded using the Company’s available liquidity and will be made in accordance with applicable securities laws and other requirements. The Program does not obligate the Company to acquire any particular amount of common stock, and may be suspended or discontinued at any time at the Company’s discretion.

The Company is implementing the Program to facilitate opportunistic open market share repurchases and mitigate dilution associated with equity awards and the early settlement of its warrants. The Company believes that the stock repurchase program is in the best interests of its shareholders and reflects the Company’s confidence in its long-term business prospects.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Earnings press release dated November 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information furnished pursuant to Items 2.02, 7.01 and 8.01 of this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

Date: November 5, 2025	By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President - General Counsel